UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2013

SAMSON OIL & GAS LIMITED

(Exact name of registrant as specified in its charter)

Australia	001-33578	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Level 16, AMP Building, 140 St Georges Terrace Perth, Western Australia 6000
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  +61 8 9220 9830

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events.

On March 26, 2013, Samson Oil & Gas Limited (“Samson” or the “Company”) issued a press release announcing a series of informational meetings for holders of its ordinary shares to be held in three cities in Australia concerning its previously announced non-renounceable rights offering (the “Rights Offering”). The release also confirmed the previously disclosed timetable for Australian and New Zealand shareholders holding ordinary shares, which are traded on the Australian Securities Exchange (“ASX”), to participate in the Rights Offering.

Also on March 26, 2013, Samson filed a prospectus (the “Australian Prospectus”) with the Australian Securities and Investments Commission and the ASX relating to the Rights Offering for holders of ordinary shares in Australia and New Zealand. A copy of the Australian Prospectus is filed as Exhibit 99.2 to this Current Report on Form 8-K.

The foregoing descriptions of the press release and Australian Prospectus are only summaries and are qualified in their entirety by the text of such exhibits.

U.S. holders of ordinary shares and holders of American Depositary Shares, which are traded in the U.S. on the NYSE MKT and are equivalent to twenty ordinary shares, should refer to the preliminary prospectus supplement filed with the Securities and Exchange Commission on March 25, 2013, for information concerning the Rights Offering.  As disclosed therein, the Rights Offering is expected to commence in the U.S. on April 9, 2013.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated March 26, 2013
99.2	Australian Prospectus dated March 26, 2013 lodged with the Australian Securities and Investments Commission

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 26, 2013

samson oil & gas limited

	By:	/s/ Robyn Lamont
Robyn Lamont
Chief Financial Officer

3